Exhibit 10.f

Guyana

      County of Demerara

                                MINING AGREEMENT

      BY THIS AGREEMENT made at Georgetown, Demerara, Republic of Guyana, this 30 day of May, 2003, BETWEEN: W. M. Zephyr GUYANA PRIMARY RESOURCES of Lamaha and Carmichael Streets, Georgetown, aforesaid (GPR) and UNITED DEVELOPMENT (GUYANA) INC. of Lamaha and Carmichael Streets, Georgetown, aforesaid (GPR).

And

NORTH AMERICAN RESOURCES INCORPORATED LIMITED of Lot
88 C&D Barrack Streets, Kingston, Georgetown, aforesaid (NARIL).

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

                            Non-exclusive permission

      1. GPR hereby grants to NARIL a non-exclusive permission to enter upon the mining property set out at Schedule "A" hereto (the property) or any part thereof, and to carry out prospecting and/or mining operations for gold and diamonds thereon, upon the terms and conditions reserved hereby.

                                    Duration

      2. This agreement shall be for the duration of one calendar year from the date of commencement, subject to renewal and termination as hereafter provided. The date of commencement shall be specified by the parties in writing, but shall not be later than the 31st day of July, 2003. Should the parties fail to specify a date in writing as aforesaid after the aforesaid date, this Agreement shall be deemed void and at an end.


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                                 Consideration

      3. In consideration of this Agreement, NARIL shall pay GPR the equivalent of 10% (ten percentum) of the gross value of all gold and/or diamonds recovered by its mining and/or prospecting operations upon the property or any part thereof (gross value shall mean the market value of the said gold and/or diamonds prior to the deduction of any costs of recovery, but excluding any royalty, tax or like imposition levied by the State of Guyana from time to time in respect of the said gold and/or diamonds. Market value in the case of gold shall be the purchase price therefor fixed by the Guyana Gold Board; and in the case of diamonds, the purchase price fixed by Kay's Diamond Enterprise Limited or by any person, firm or company which may succeed them as the most reputable diamond buyer in Guyana).

      4. This consideration shall be payable forthwith upon any sales of gold and/or diamonds.

      5. GPR may at any time prior to the sale elect to receive 10% (ten percentum) of any actual gold and/or diamonds recovered, rather than the value thereof. NARIL shall notify GPR in advance of any intended sales by it of gold and/or diamonds.

                             Management assistance

      6. NARIL shall assist GPR in its operations in Guyana, by making the services of Mr. SHEIKH S. HASSAN available to GPR as its manager.

      7. Should the Management Agreement between NARIL and SHEIKH S. HASSAN be terminated for any reason whatsoever, this Agreement shall likewise automatically terminate.


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                             Independent contractor

      8. NARIL shall have the status of an independent contractor, and shall not be deemed the servant and/or agent of GPR in any manner or for any reason whatsoever. Its plant, machinery and/or equipment shall be its own at all material times, and nothing in this Agreement shall be construed as creating any interest therein or thereto by GPR. GPR shall not have any right to control or direct NARIL's prospecting and/or mining operations, or any aspect thereof, save as is required to render or keep them in strict conformity with the laws of Guyana, as hereafter provided.

                                 Priority of GPR

      9. GPR shall have a prior right to work the property or any part thereof. The permission hereby granted to NARIL shall be subject to its not carrying on any prospecting and/or mining operations within a 1/4 (one-quarter) linear mile from any prospecting and/or mining operations of GPR, its servants, agents and/or permittees. Nothing in this Agreement shall be construed as granting GPR the right to work any part of the property upon which NARIL has already commenced working, or is actively prospecting.

                                   Termination

      10. GPR shall be entitled to terminate this Agreement immediately for fundamental breach of any term or condition thereof (fundamental breach shall include, but not be limited to non-payment of any sum due for 7 days after the same has fallen due, or breach of any law of Guyana).


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                                    Renewal

      11.   This Agreement shall be renewable annually for the following 10
            (ten) years, provided always that should NARIL wish to renew it, it shall issue GPR and UDI with notice of renewal in writing, no less than 2 (two) calendar months prior to the date of expiration.

                          Strict conformity with laws

      13. NARIL shall carry out all or any prospecting and/or mining operations upon the property or any part thereof, in strict conformity with all applicable laws of Guyana, including the Mining Act, the Guyana Geology and Mines Commission Act, the Guyana Gold Board Act, the Environmental Protection Act, the Occupational Health and Safety Act, the Labour Act, and any Regulations made pursuant thereto.

                                 Force majeure

      14. Should any party be unable to perform its obligations to the other(s) due to any circumstance beyond or outside of its control, that is to say "force majeure" (including but not limited to legislation, fire, flooding, earthquakes, avalanches, drought, or other natural disaster, or riot, civil commotion, or war), this Agreement shall be suspended for the period that such force majeure shall operate, provided always that should it operate for in excess of 12 (twelve) consecutive calendar months, this Agreement shall be at an end. Notwithstanding anything to the contrary set out above in this paragraph, should the force majeure operate for less than 12 (twelve) consecutive calendar months, the Agreement shall be extended by such period the force majeure subsisted for.


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                            GPR to maintain property

      14. GPR undertakes to maintain the property or any part thereof, and to pay all acreage fees therefor, to prevent the property or any part thereof, being forfeited by the State of Guyana.

      15. Should GPR fail to pay any acreage or other fee due to the State of Guyana in respect of the property, or the perform any act or do any thing in relation thereto, which may result in the property or any part thereof being forefeited to the State of Guyana, NARIL shall have the right to pay the said fee, or to do or perform the said act, and to recover all reasonable costs incurred in so doing, from GPR, by deducting same from any payments due to GPR hereunder.

                                   Good Faith

      16. The parties hereto undertake to act in good faith towards each other and to do and perform all matters or things


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            reasonably required to make each party's mining operations successful.

      IN WITNESS WHEREOF the parties hereto have hereunder set their hands and seals and delivered this as their act and deed on the date first above written in the presence of the subscribing witnesses hereto.


Signed, sealed and delivered by the )
aforesaid GPR and NARIL, in the     )  ----------------------------------
presence of us, the subscribing     )
witnesses hereto.                   )

                                       ----------------------------------

AS WITNESSES:

1.

2.


                               AND IN MY PRESENCE

                                 QUOD ATTESTOR

                                 NOTARY PUBLIC

                             WINSLOW MARTIN ZEPHYR
                                ATTORNEY AT LAW
                                 NOTARY PUBLIC
                             COMMISSIONER OF DALLAS


                                  W. M. Zephyr
                             ----------------------
                                    30/05/03


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                                  Schedule "A"
                              (the concession area)


                               Description of Area

A Tract of State Land in the No. 2 (Potaro) Mining District enclosing about 24.9 miles of the Konawaruk River (Left Bank Essequibo River), between Breakfast Point and Crab Creek (A left Bank tributary), along with portions of the bank, as shown on Topographic 1:5,000 sheet Konawaruk (43SE), and contained within the following boundaries:


Commencing at a point 'A' situated on the left Bank Konawaruk River, (Left Bank Essequibo River), 0.25 mile above Breakfast Point (7 miles above Long Falls); thence crossing the Konawaruk River in a straight line bearing 99(degrees) 30'
(T) for a distance of 0.55 mile to point 'B' cast of the River; thence on a south westerly direction bearing 189(degrees) (T) for a distance of 6.34 miles to a point 'C' located 0.64 mile on a bearing of 110(degrees) (T) from Lizard Point, right bank Konawaruk River; thence bearing 246(degrees) 15' (T) for 9.04 miles to point 'D', located on Struggle Creek (Right Bank Konawaruk River), meeting it 0.26 mile from its mouth; thence bearing 333(degrees) (T) for a distance of 0.4 mile to the Konawaruk River cutting it 0.18 mile above Crab Creek mouth and proceeding across in the same direction for a further 1.66 miles to Point "E"; thence in a north easterly direction - bearing 66(degrees) (T) - for 8.94 miles to point 'F' in the vicinity of Mizpah Creek (left Bank Konawaruk) about 0.4 mile from its mouth; thence bearing 11(degress) 15' (T) for
4.72 miles to point 'G'; thence bearing 99(degrees) 30' (T) for 0.7 mile to point of commencement enclosing altogether an area of 25.5 sq. miles or 16320 acres, save and except all lands already lawfully held or occupied.


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                         Guyana Primary Resources Inc.
                               124 West Meer Zorg
                              West Coast Demerara

17th February 2004

Mr. Sheikh S. Hassan
Chairman & CEO
North American Resources Inc. Ltd
Lot 88 C & D Barrack Street
Kingston
Georgetowm

Dear Mr. Hassan,

This is to confirm that North American Resources Incorporated Ltd. have renewed its mining agreement with Guyana Primary Resources (GPR). NARIL have honoured all its obligations to date as per contract.

This renewal is valid until 30th May 2005.

Sincerely


/s/ Issac J. Trotz
------------------------
Issac J. Trotz
Guyana Primary Resources